                                                                     EXHIBIT 4.2

                                   TERM NOTE


$85,000,000                                                       April 10, 1996


          FOR VALUE RECEIVED, the undersigned, WHITTAKER CORPORATION, a Delaware corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of NATIONSBANK
                  --------
OF TEXAS, N.A. (the "LENDER") the principal sum of Eighty Five Million Dollars
                     ------
($85,000,000), in twenty (20) consecutive quarterly installments until such principal sum shall be paid in full, on the 21st day of each April, July, October and January of each year (other than the last installment owing hereunder, which shall be payable on April 9, 2001), commencing July 21, 1996, the amount payable on each such installment being equal to the amount set forth below opposite the period in which such installment is stated to be due below, as such installment has been reduced by any prepayment received pursuant to
Section 2.05 of the Credit Agreement and applied to such installment:

                                               AMOUNT OF QUARTERLY
PERIOD                                             INSTALLMENT
- ------                                             -----------

July 21, 1996 to and including October
21, 1996                                           $2,000,000

January 21, 1997 to and including
October 21, 1997                                   $2,500,000

January 21, 1998 to and including October
21, 1998                                           $4,500,000

January 21, 1999 to and including October
21, 1999                                           $5,000,000

January 21, 2000 to and including April
9, 2001                                            $5,500,000

provided, however that the last such installment shall be in the amount
- --------  -------
necessary to repay in full the aggregate unpaid principal amount of this Note and shall, in any event, be due and payable on April 9, 2001.

          The Borrower promises to pay interest on the unpaid principal amount of this Note from the date hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America and in same day funds to the Lender in accordance with the provisions of Section 2.09(a) of the Credit Agreement. All advances and payments made on account of principal hereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note; provided, however, that any failure to make such endorsement
                   --------  -------
on such grid shall in no way alter, impair or endanger the Borrower's obligations hereunder.

          This Note is one of the Term Notes referred to in, and is entitled to the benefits of, (i) the Amended and Restated Credit Agreement dated as of April 10, 1996 (said Amended and Restated Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT
                                                                          ------
AGREEMENT") among the Borrower, the Lender and certain other lenders and
- ---------
NationsBank of Texas, N.A., as Agent for the Lender and such other lenders, and
(ii) the other Loan Documents
referred to therein and entered into pursuant thereto. The Credit Agreement, among other things, (a) provides for the making of Term Advances (as defined in the Credit Agreement) to the Borrower, the indebtedness of the Borrower resulting from such Term Advance of the Lender being evidenced by this Note, and
(b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                            WHITTAKER CORPORATION,
                                            a Delaware corporation



                                            By:  /S/ JOHN K. OTTO
                                                 --------------------
                                                     Title: Treasurer

                       ADVANCES AND PAYMENTS OF PRINCIPAL

 DATE      AMOUNT OF     TYPE OF    PRINCIPAL    UNPAID     NOTATION
            ADVANCE      ADVANCE    PAYMENTS    PRINCIPAL    MADE BY
                                                 BALANCE


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

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